NEWS RELEASE

The Hartford Signs Agreement To Acquire Aetna’s U.S. Group Life And Disability Business

•	Acquisition makes The Hartford the second largest group life and disability insurerwith approximately $5 billion in expected earned premium

•	Acquisition further accelerates The Hartford’s strategies for distribution, digital capabilities and claim outcomes

•	Transaction allows Aetna to enhance focus on core businesses, strategy

HARTFORD, Conn., Oct. 23, 2017 – The Hartford has entered into a definitive agreement to acquire Aetna’s U.S. group life and disability business for cash consideration of $1.45 billion. This acquisition deepens and enhances The Hartford’s Group Benefits distribution capabilities and accelerates the company’s technology strategy. Aetna has several options for use of the proceeds of the transaction, including but not limited to internal investments to enhance the company’s customer experience, share repurchases and repayment of debt. The acquisition is expected to close in early November 2017, subject to state regulatory approvals and other customary closing conditions.

“The transaction provides a unique and accretive opportunity for The Hartford to become the second largest group life and disability insurer, an important business for The Hartford with a stable risk profile, attractive returns and strong long-term growth prospects,” said The Hartford’s Chairman and CEO Christopher Swift. “The combination of these two businesses strengthens our position as a leader in the large employer market and increases our presence among midsize employer clients. It also creates new opportunities to distribute additional products to a customer base of more than 20 million people who will be insured by the combined business.”

“Our transaction with The Hartford will benefit both our shareholders and customers, allowing us to have a stronger focus on our strategy of creating a personalized approach to improving member health,” said Aetna President Karen S. Lynch.

Aetna and The Hartford will work together to support their mutual customers. In addition, the majority of the Aetna Group Insurance employees across the country who support the acquired business will transfer to The Hartford.

The Hartford’s President Doug Elliot said, “The transaction combines two franchises that are both committed to high-quality products, best-in-class customer and claims service, and strong distribution partnerships. We also welcome approximately 1,800 Aetna Group Insurance employees nationwide and place great value on the talent they will bring to our company.”

Through the acquisition, The Hartford also obtains industry-leading digital assets and an integrated absence management platform, which will enhance the experience the company delivers to its customers. Elliot added, “Our claims organization continues to use data and advanced analytics across workers’ compensation and disability to drive better outcomes for customers in both business lines. As the nation’s second largest workers’ compensation insurer, and now, the second largest group disability insurer, this transaction increases our competitive differentiation and potential for future product offerings for absence management.”

In addition, the deal enhances The Hartford’s distribution footprint and includes an exclusive, multi-year collaboration in which Aetna will be offering The Hartford’s group life and disability products through Aetna’s medical sales team.

Additional Transaction Details
The Hartford will pay Aetna cash consideration of $1.45 billion, primarily comprised of a ceding commission, to be paid by Hartford Life & Accident Insurance Company, the primary Group Benefits insurance operating subsidiary of The Hartford. Hartford Life & Accident will reinsure on an indemnity basis Aetna’s book of group life and disability insurance, which had premiums of approximately $2 billion in 2016.

Aetna projects the impact of the transaction to 2017 earnings per share to be immaterial given the timing of the transaction and slightly dilutive to 2018 earnings per share.

The acquisition will be accretive to The Hartford’s earnings in 2018 and will be funded by dividends from its insurance subsidiaries and holding company resources, including the $273 million remaining under the company’s 2017 equity repurchase plan. The Hartford does not intend to issue debt or equity in order to fund the cash consideration for the acquisition and, as a result of the acquisition, does not currently expect to authorize an equity repurchase plan for 2018.

The Hartford will host a conference call at 9:00 a.m. EDT on Oct. 23, 2017. The call can be accessed via a live listen-only webcast or as a replay through the Investor Relations section of The Hartford's website at https://ir.thehartford.com. A replay of the call along with a transcript of the event will be available for at least 90 days.

Additional information regarding the transaction can be found on The Hartford’s website at https://www.thehartford.com, including a presentation deck that summarizes key financial terms and operating benefits of the acquisition, and in Current Reports on Form 8-K filed today with the Securities and Exchange Commission by The Hartford and Aetna.

About Aetna
Aetna (NYSE: AET) is one of the nation’s leading diversified health care benefits companies, serving an estimated 44.7 million people with information and resources to help them make better informed decisions about their health care. Aetna offers a broad range of traditional, voluntary and consumer-directed health insurance products and related services, including medical, pharmacy, dental, behavioral health, group life and disability plans, and medical management capabilities, Medicaid health care management services, workers’ compensation administrative services and health information technology products and services. Aetna’s customers include employer groups, individuals, college students, part-time and hourly workers, health plans, health care providers, governmental units, government-sponsored plans, labor groups and expatriates. For more information, see www.aetna.com and learn about how Aetna is helping to build a healthier world. @AetnaNews

About The Hartford
The Hartford is a leader in property and casualty insurance, group benefits and mutual funds. With more than 200 years of expertise, The Hartford is widely recognized for its service excellence, sustainability practices, trust and integrity. More information on the company and its financial performance is available at https://www.thehartford.com. Follow us on Twitter at www.twitter.com/TheHartford_PR.

The Hartford Financial Services Group, Inc., (NYSE: HIG) operates through its subsidiaries under the brand name, The Hartford, and is headquartered in Hartford, Conn. For additional details, please read The Hartford’s legal notice.

HIG-F, HIG-G

Some of the statements in this release may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the impact of the acquisition of Aetna’s Group Life and Disability business, including, without limitation, the impact on The Hartford’s and Aetna’s future earnings, earned premium and equity repurchase plans, the projected closing date for the transaction and the projected impact of the transaction on the parties. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include those discussed in the parties’ respective 2016 Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and the other filings they each make with the Securities and Exchange Commission. Neither party assumes any obligation to update this release, which speaks as of the date issued.

From time to time, The Hartford may use its website to disseminate material company information. Financial and other important information regarding The Hartford is routinely accessible through and posted on our website at https://ir.thehartford.com. In addition, you may automatically receive email alerts and other information about The Hartford when you enroll your email address by visiting the “Email Alerts” section at https://ir.thehartford.com.

The Hartford Media Contact:	The Hartford Investor Contact:
Michelle Loxton	Sabra Purtill, CFA
860-547-7413	860-547-8691
michelle.loxton@thehartford.com	sabra.purtill@thehartford.com

Aetna Media Contact:	Aetna Investor Contact:
Ethan Slavin	Joe Krocheski
860-273-6095	860-273-0896
slavine@aetna.com	krocheskij@aetna.com